SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 19, 2004


                          Chesterfield Financial Corp.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                          0-32589                36-4441126
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(State or other jurisdiction       (Commission File No.)      (I.R.S. Employer
      of incorporation)                                      Identification No.)

  10801 South Western Avenue, Chicago, Illinois                   60643
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  (address of principal executive offices)                      (zip code)

Registrant's telephone number, including area code:  (773) 239-6000
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act [17 CFR 240.14d-2(b)]

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act [17 CFR 240.13e-4(c)]


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Item 1.01.    Entry into a Material Definitive Agreement.
              ------------------------------------------

              Chesterfield Financial Corp. (the "Company") previously announced in a Form 8-K filed June 5, 2004 that it had entered into an Agreement and Plan of Merger (the "Agreement") with MAF Bancorp, Inc. ("MAF"), pursuant to which the Company will be acquired by MAF (the "Merger").

              In connection with the Merger, the Company has amended as of October 19, 2004 the following benefit plans: (i) Chesterfield Federal Savings and Loan Association Retirement Benefit Plan for Outside Directors, (ii) Unfunded Deferred Compensation Plan for the Directors of Chesterfield Federal Savings and Loan Association, (iii) Chesterfield Federal Savings and Loan Association Severance Compensation Plan for Officers and Employees, (iv) Chesterfield Federal Savings and Loan Association of Chicago Employee Stock Ownership Plan, (v) Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan, (vi) Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan for Inside Directors and (vii) Chesterfield Financial Corp. 2001 Recognition and Retention Plan.

              Each of the (i) Chesterfield Federal Savings and Loan Association Retirement Benefit Plan for Outside Directors, (ii) Unfunded Deferred Compensation Plan for the Directors of Chesterfield Federal Savings and Loan Association, (iii) Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan, and (iv) Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan for Inside Directors was amended to provide that retirement benefits under such plan will not be increased or otherwise determined based on the amount of severance or other compensation related payments otherwise accruing to participants in such plans as a result of the Merger. The (i) Unfunded Deferred Compensation Plan for the Directors of Chesterfield Federal Savings and Loan Association, and (ii) Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan were also amended to provide that the benefits under such plans will be paid in a lump sum, in cash, on or about the effective time of the Merger. The Chesterfield Federal Savings and Loan Association Supplemental Benefit Plan for Inside Directors was amended to provided that participants in such plan will have their benefits paid to them in a lump sum, in cash, within 30 days of a change in control of the Company.

              The Chesterfield Federal Savings and Loan Association Severance Compensation Plan for Officers and Employees was amended (i) to include in the definition of "Compensation" of an officer of the Company the amount of any "Christmas" bonus paid to such officer for the period ending December 31, 2003;
(ii) to require that a participant execute a revocable release of claims in order to receive severance payments under the plan, and to provide that such release of claims shall be revocable for a period of seven days immediately after execution; (iii) such that following a change in control (A) the failure of the employer to continue in effect any vacation benefits, pension plan, dental plan, life insurance plan, or any health, accident or disability plan in which the participant was participating immediately prior to such change in control, or (B) a change to a participant's reporting responsibilities, titles or offices, in either case, are no longer reasons a participant may terminate employment following such change in control and be entitled to receive severance benefits under the plan; (iv) to provide that a participant shall not be deemed to have incurred a termination of employment in the event of a sale of the ownership interests in or assets of the employer after the effective time of the Merger, if such participant

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is offered employment with the purchaser; (v) to provide that any participant entitled to severance benefits under the plan shall be eligible for continued life and medical coverage as provided in the plan on the same cost-sharing basis as if the participant's employment had continued, subject to the participant paying his or her applicable share of premiums on such coverage; (vi) to provide that severance benefits shall be paid commencing on the later of (A) ten days after termination of the participant's employment, or (B) the date the participant executes a release of claims, and the seven day revocation period has expired; (vii) to provide that the severance plan is the sole source of severance benefits payable to any participant in connection with the Merger; and
(viii) to provide that any successor of the Company to the severance plan shall credit service with the successor for all purposes under the plan.

              Chesterfield Federal amended its employee stock ownership plan (i) to provide that following termination of the plan, participants' accounts will be distributed in a lump sum to each participant, irrespective of such participant's account balance, provided that no such distributions will occur until the plan receives from the Internal Revenue Service a favorable determination letter on the plan's tax-qualified status under Section 401(a) of the Internal Revenue Code on termination, and (ii) to facilitate the reinvestment of certain cash proceeds received in connection with the Merger in accordance with Section 402(j) of the Internal Revenue Code.

              The 2001 Recognition and Retention Plan was amended to provide for full vesting of all restricted stock awards in the event of a change in control of the Company.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CHESTERFIELD FINANCIAL CORP.


DATE:  October 24, 2004                 By: /s/ Michael E. DeHaan
                                           -------------------------------------
                                           Michael E. DeHaan
                                           President and Chief Executive Officer